Exhibit 99.1

PRESS RELEASE

XIAPEX® (COLLAGENASE CLOSTRIDIUM HISTOLYTICUM) RECEIVES POSITIVE CHMP OPINION

Collagenase clostridium histolyticum recommended for approval in the European Union (EU) for the treatment of Dupuytren’s contracture in adult patients with a palpable cord1

New York and Malvern, PA, 16 December 2010. Pfizer (NYSE: PFE) has received a positive opinion from the European Medicines Agency’s (EMA) Committee for Medicinal Products for Human Use (CHMP) recommending European Union (EU) approval for XIAPEX® (collagenase clostridium histolyticum) as treatment for Dupuytren’s contracture in adult patients with a palpable cord.1 Collagenase clostridium histolyticum is the first injectable treatment to be recommended for approval in the EU for the treatment of Dupuytren’s contracture, a condition that has been primarily treated by invasive surgical therapies. Pfizer has the marketing rights to collagenase clostridium histolyticum in Europe and Auxilium Pharmaceuticals Inc (NASDAQ: AUXL) has the rights in the rest of the world.

The CHMP’s positive recommendation will be reviewed by the European Commission, which has authority to approve medicines for the European Union. Pfizer anticipates a final decision from the European Commission by the end of the first quarter of 2011. The positive CHMP opinion is based on results from two pivotal studies, Collagenase Option for Reduction of Dupuytren’s (CORD I and CORD II).2,3

Dupuytren’s disease affects up to 13% of the European population.4-7 It is a slowly progressive condition affecting the connective tissue in the palm of the hand and the fingers.8 Early in the disease, the formation of nodules leads to an increase in collagen deposits, and later the formation of pathological cords, which cause debilitating joint contractures and fixed-flexion deformities (where the finger is permanently bent inwards into the palm of the hand), known as Dupuytren’s contracture.8 Once contracture has occurred, the affected finger often impacts on the ability to carry out everyday tasks.8

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For further information, please contact:

PFIZER

European Media Relations:

Emma Lynn on (+44) 1737 332454 or emma.lynn@pfizer.com

Investor Relations:

Jennifer Davis on (+1) 212 7330717 or jennifer.m.davis@pfizer.com

USA:

Curtis Allen on (+1) 212 7332096 or curtis.l.allen@pfizer.com

AUXILIUM

Will Sargent on (+1) 484 3215926 or wsargent@auxilium.com

Notes to Editors

About Dupuytren’s contracture

Dupuytren’s disease is a slowly progressive connective tissue disorder that affects the tissue in the palm of the hand and the fingers.8 An increase in collagen deposits leads to the formation of nodules that form early in the disease, and later, pathological cords, which cause debilitating joint contractures and fixed-flexion deformities (where the finger is permanently bent inwards into the palm of the hand), known as Dupuytren’s contracture.8 Once contracture has occurred, the affected finger often gets in the way of everyday tasks such as face washing, putting the hand in a pocket or glove, driving or playing sports.9

Dupuytren’s disease is found more frequently in people of white northern European descent10 and the highest prevalence has been seen in northern Scotland, Iceland and Norway.11,12 Most cases of Dupuytren’s disease occur in patients older than 50 years10, and the condition is more common in men who also tend to be more severely affected by Dupuytren’s disease than female patients.13

Dupuytren’s disease can affect up to 20% of men who are over 60 years of age, and 20% of women who are over 80 years of age.8 This means that as the ageing population increases, so does the incidence of Dupuytren’s disease.9

About XIAPEX® (Collagenase clostridium histolyticum)

Collagenase clostridium histolyticum is a combination of two purified collagenases (collagenase is an enzyme capable of breaking down collagen), derived from the bacterium Clostridium histolyticum.14 It is the first pharmacological treatment to be developed for Dupuytren’s contracture and may be an alternative to invasive and often complicated surgery for patients in the EU.15 Collagenase clostridium histolyticum is administered by local injection directly into the Dupuytren’s cord – a procedure which can be carried out in an outpatient setting.14 It works by breaking down the structure of the cord and 24 hours after injection, a finger extension procedure can be carried out as necessary to break the cord and allow extension of the finger.14 If contracture remains four weeks after treatment, another injection can be administered into the same cord, and the finger extension procedure can be carried out again. Injections and finger extension procedures may be administered up to three times per cord, at approximately four-week intervals.14

Pfizer has the marketing rights to collagenase clostridium histolyticum in Europe and Auxilium Pharmaceuticals Inc. (NASDAQ: AUXL) has the rights in the rest of the world. Collagenase clostridium histolyticum has been approved in the US by the Food and Drug Administration (tradename in the US XIAFLEX®) for treatment of adult patients with Dupuytren’s contracture.14

About Pfizer

Pfizer: Working Together for a Healthier World™

At Pfizer, we apply science and our global resources to improve health and well-being at every stage of life. We strive to set the standard for quality, safety and value in the discovery, development and manufacturing of medicines for people and animals. Our diversified global health care portfolio includes human and animal biologic and small molecule medicines and vaccines, as well as nutritional products and many of the world’s best-known consumer products. Every day, Pfizer colleagues work to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as the world’s leading biopharmaceutical company, we also collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 150 years, Pfizer has worked to make a difference for all who rely on us. In the UK, Pfizer has its European R&D headquarters at Sandwich and its UK business headquarters in Surrey, and is the major supplier of medicines to the NHS. To learn more about our commitments, please visit us at www.pfizer.co.uk

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences, such as urologists, endocrinologists, certain targeted primary care physicians, hand surgeons, subsets of orthopedic, general, and plastic surgeons who focus on the hand, and rheumatologists. Auxilium markets XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord and Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism. Auxilium has four projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) and its fentanyl pain product using its transmucosal delivery system are in phase I of development. The Company is currently seeking a partner to further develop these product candidates. Auxilium has rights to additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com

References

1.	Meeting highlights from the Committee for Medicinal Products for Human Use (CHMP) December 2010. http://www.emea.europa.eu.

2.	Hurst LC, Badalamente MA, Hentz VR et al. Injectable collagenase clostridium histolyticum for Dupuytren’s contracture (CORD I). NEJM 2003; 361: 968-79

3.	Gilpin D, et al. Injectable Collagenase Clostridium Histolyticum: A New Nonsurgical Treatment for Dupuytren’s Contracture. J Hand Surg 2010; 35(12): 2027-2038

4.	Attali P, Ink O, Pelletier G, et al. Dupuytren’s contracture, alcohol consumption, and chronic liver disease. Arch Intern Med 1987; 147(6): 1065-1067

5.	Bergenudd H, Lindgarde F, Nilsson BE. Prevalence of Dupuytren’s contracture and its correlation with degenerative changes of the hands and feet and with criteria of general health. J Hand Surg [Br] 1993; 18(2): 254-257

6.	Godtfredsen NS, Lucht H, Prescott E, Sorensen TI, Gronbaek M. A prospective study linked both alcohol and tobacco to Dupuytren’s disease. J Clin Epidemiol 2004; 57(8): 858-863

7.	Finsen V, Dalen H, Nesheim J. The prevalence of Dupuytren’s disease among 2 different ethnic groups in northern Norway. J Hand Surg [Am] 2002; 27(1): 115-117

8.	NHS Choices website. Dupuytren’s contracture. Available from: http://www.nhs.uk/Conditions/Dupuytrens-contracture/Pages/Introduction.aspx. Last accessed 26.04.10

9.	Bayat A and McGrouther DA. Management of Dupuytren’s disease – clear advice for an elusive condition. Ann R Coll Surg Engl 2006; 88: 3-8

10.	Townley WA, et al. Dupuytren’s contracture unfolded. BMJ 2006; 332: 397-400

11.	Hart MG, Hooper G. Clinical associations of Dupuytren’s disease. Postgrad Med J 2005; 81: 425-428

12.	Trojian TH, Chu SM. Dupuytren’s disease: diagnosis and treatment. Am Fam Physician 2007; 76: 86-9

13.	Gudmundsson KG, et al. Epidemiology of Dupuytren’s disease: clinical, serological, and social assessment. The Reykjavik Study. J Clin Epidemiology 2000; 53: 291-6
14.	XIAFLEX® prescribing information. http://www.xiaflex.com/docs/pi_medguide_combo.pdf Last accessed 09.11.10

15.	US Food and Drug Administration press release, 2nd February 2010. http://www.fda.gov/NewsEvents/Newsroom/PressAnnouncements/ucm199736.htm Last accessed 26.04.10

Pfizer Safe Harbor Statement

The information contained in this release is as of December 16, 2010. Pfizer assumes no obligation to update any forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information that involves substantial risks and uncertainties regarding a product candidate, collagenase clostridium histolyticum, that is under review by regulatory authorities in the EU. Such risks and uncertainties include, among other things, whether and when such regulatory authorities will approve collagenase clostridium histolyticum, their decisions regarding labelling and other matters that could affect its availability or commercial potential, as well as competitive developments.

A further list and description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in its reports on Form 10-Q and Form 8-K.

Pfizer disclaims responsibility for statements above in “About Auxilium”, which were provided by Auxilium for inclusion in this release.

Auxilium Safe Harbor Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the timing of approval for XIAPEX for the treatment of Dupuytren’s contracture in Europe; Pfizer’s ability to commercialize XIAPEX for Dupuytren’s contracture in the EU; the potential benefits and effectiveness of XIAFLEX for Dupuytren’s contracture; the number of people suffering from Dupuytren’s contracture; and all other statements containing projections, statements of future performance or expectations, or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). You can identify these statements by the fact that they use words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2009 and in Auxilium’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 under the heading “Risk Factors”, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading “Investor Relations — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

Auxilium disclaims responsibility for statements above in “About Pfizer”, which were provided by Pfizer for inclusion in this release.